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                                                                     EXHIBIT (n)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (the "Fund") on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (the "Act") (Registration No. 333-123961) and under the Investment Company Act of 1940, as amended (the "1940 Act") (Registration No. 811-21745) of our report dated September 9, 2005, relating to the financial statements of Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund as of September 8, 2005, in the Statement of Additional Information which is part of such registration statement.

We also consent to the references to our Firm under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information.

/s/ Deloitte & Touche LLP
-------------------------
Boston, Massachusetts

September 26, 2005